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EXHIBIT 3.2

                            FIRST SEISMIC CORPORATION

                                     Bylaws

                                   Article I

                                    OFFICES

        The registered office of FIRST SEISMIC Corporation (the
"Corporation") in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation shall have offices at such other places as the Board of Directors may from time to time determine.

                                   Article II

                                  STOCKHOLDERS

Section 1. ANNUAL MEETINGS.

        The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the Board of Directors shall each year fix. Each such annual meeting shall be held at such place, within or without the State of Delaware, and hour as shall be determined by the Board of Directors. The day, place and hour of each annual meeting shall be specified in the notice of such annual meeting. Any annual meeting of stockholders may be adjourned from time to time and place to place until its business is completed.

Section 2. BUSINESS CONDUCTED AT MEETINGS.

        At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so



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received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 3. SPECIAL MEETINGS.

        Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or on liquidation, special meetings of the stockholders may be called only by the Chairman of the Board, the President and Chief Executive Officer, or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. The term "entire Board of Directors", as used in these Bylaws, means the total number of Directors which the Corporation would have if there were no vacancies.

Section 4. STOCKHOLDER ACTION:  HOW TAKEN.

        Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such stockholders.

Section 5. NOTICE OF MEETING.

        Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, except as otherwise required by statute or the Certificate of Incorporation, either personally or by mail, prepaid telegram, telex, cablegram, or radiogram, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as


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it appears on the stock records of the Corporation. If given personally or otherwise than by mail, such notice shall be deemed to be given when either handed to the stockholder or delivered to the stockholder's address as it appears on the stock records of the Corporation.

Section 6. WAIVER.

        Attendance of a stockholder of the Corporation, either in person or by proxy, at any meeting, whether annual or special, shall constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at or after the time for notice or the time of the meeting, shall be equivalent to notice. Neither the business to be transacted at, nor the purposes of, any meeting need be specified in any written waiver of notice.

Section 7. VOTING LIST.

        The Secretary shall prepare and make available, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 8. QUORUM.

        Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of not less than one-third of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum, and the act of the majority of such quorum shall be deemed the act of the stockholders. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date or time.

        If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then, except as otherwise required by law, those present at such adjourned meeting shall constitute a


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quorum, and all matters shall be determined by a majority of votes cast at such meeting.

Section 9. QUALIFICATION OF VOTERS.

        The Board of Directors may fix, in advance, a day and hour not more than sixty nor less than ten days prior to the day of holding any meeting of the stockholders as the time as of which the stockholders entitled to notice of and to vote at such meeting shall be determined. Only those persons who were holders of record of voting stock at such time shall be entitled to notice of and to vote at such meeting.

Section 10. PROCEDURE.

        The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer.

                                  Article III

                                   DIRECTORS

Section 1. NUMBER, ELECTION. AND TERMS.

        Except as otherwise fixed pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of Directors shall be fixed from time to time by the Board of Directors but shall not be less than three nor greater than nine. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, Class I to hold office initially for a term expiring at the annual meeting of stockholders to be held during the fiscal year ending in 1991, Class II to hold office initially for a term expiring at the annual meeting of stockholders to be held during the fiscal year ending in 1992, and Class III to hold office initially for a term expiring at the annual meeting of stockholders to be held during the fiscal year ending in 1993, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.


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        Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation no later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 2. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

        Except as otherwise fixed pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the


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vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 3. REMOVAL.

        Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office without cause, only by the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

Section 4. REGULAR MEETINGS.

        Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors may from time to time determine.

Section 5. SPECIAL MEETINGS.

        Special meetings of the Board of Directors may be called at any time, at any place and for any purpose by the Chairman of the Executive Committee, the Chairman of the Board, or the President and Chief Executive Officer, or by any officer of the Corporation upon the request of a majority of the entire Board of Directors.

Section 6. NOTICE OF MEETINGS.

        Notice of regular meetings of the Board of Directors need not be given.

        Notice of every special meeting of the Board of Directors shall be given to each Director at his usual place of business or at such other address as shall have been furnished by him for such purpose. Such notice shall be properly and timely given if it is (a) deposited in the United States mail not later than the seventh calendar day preceding the date of the meeting, or (b) personally delivered, mailed, telegraphed, or communicated by telephone at least forty-eight hours before the time of the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

Section 7. WAIVER.

        Attendance of a Director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction


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of any business because the meeting is not lawfully called or convened. A written waiver of notice signed by a Director or Directors entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to the giving of such notice.

Section 8. QUORUM.

        Except as may be otherwise provided by law or in these Bylaws, the presence of a majority of the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of such quorum shall be deemed the act of the Board of Directors. Less than a quorum may adjourn any meeting of the Board of Directors from time to time without notice.

Section 9. CHAIRMAN OF THE BOARD.

        The Chairman of the Board shall be appointed by the Board of Directors and shall have such general powers and duties of supervision and management as are usually vested in the office of Chairman of the Board. He shall preside at all meetings of the stockholders and Directors at which he may be present and shall have such other duties, powers and authority as may be prescribed elsewhere in these Bylaws. The Board of Directors may delegate such other authority and assign such additional duties to the Chairman of the Board, other than those conferred by law exclusively upon the President and Chief Executive Officer, as it may from time to time determine. The Chairman of the Board shall hold his position at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors with or without cause.

Section 10. PARTICIPATION IN MEETINGS BY TELEPHONE.

        Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 11. POWERS.

        The business, property and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, or by the Certificate of Incorporation, or by these Bylaws, directed or required to be exercised or done by the stockholders.


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Section 12. COMPENSATION OF DIRECTORS.

        Directors shall receive such compensation for their services as shall be determined by a majority of the entire Board of Directors, provided that Directors who are serving the Corporation as officers or employees and who receive compensation for their services as such officers or employees shall not receive any salary or other compensation for their services as Directors.

Section 13. ACTION WITHOUT A MEETING.

        Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                                   Article IV

                                   COMMITTEES

        The Board of Directors may, by resolution adopted by a majority vote of the entire Board of Directors, designate one or more committees as provided by law. Any such committee or committees shall have and may exercise all the powers and authority set forth in the resolution designating such committee, except as provided by law, the Certificate of Incorporation, and these Bylaws.

                                    Article V

                                    OFFICERS

Section 1. NUMBER.

        The officers of the Corporation shall be appointed or elected by the Board of Directors. The officers shall be a President and Chief Executive Officer, such number of vice presidents as the Board of Directors may from time to time determine, a Secretary, and a Treasurer. Any person may hold two or more offices, other than the offices of President and Chief Executive Officer and Secretary, at the same time. The President and Chief Executive Officer shall be chosen from among the Board of Directors, but the other officers need not be members of the Board. The election or appointment of an officer shall not create any contract of employment.


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Section 2. ADDITIONAL OFFICERS.

        The Board of Directors may appoint such other officers as it shall deem appropriate.

Section 3. TERMS OF OFFICE.

        All officers, agents and employees of the Corporation shall hold their respective offices or positions at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors with or without cause.

Section 4. DUTIES.

        The officers of the Corporation shall perform the duties and exercise the powers as may be assigned to them from time to time by the Board of Directors or the President and Chief Executive Officer. In the absence of such assignation, the officers shall have the duties and powers described in Sections 5 through 9 of this Article V.

Section 5. PRESIDENT AND CHIEF EXECUTIVE OFFICER.

        The President and Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the direction and control of the Board of Directors, shall manage the business of the Corporation. The President and Chief Executive Officer may execute contracts, deeds and other instruments on behalf of the Corporation. In the absence of the Chairman of the Board or in the event of his disability, inability or refusal to act, the President and Chief Executive Officer shall perform the duties and exercise the power of the Chairman of the Board. The President and Chief Executive Officer shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar held by the Corporation.

Section 6. VICE PRESIDENT.

        Each Vice President, if any, shall perform such functions as may be prescribed by the Board of Directors or the President and Chief Executive Officer. Upon the death, disability or absence of the President and Chief Executive Officer, the Vice President (or if more than one holds office, the Vice President among those present who has held such office for the longest continuous period, unless another method of selection has been established by resolution of the Board of Directors) shall perform the duties and exercise the powers of the President and Chief Executive Officer. Each Vice President shall perform such other duties as the Board, the Chairman of the


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Board, or the President and Chief Executive Officer may from time to time prescribe or delegate to him.

Section 7. SECRETARY.

        The Secretary shall give notice of all meetings of the stockholders and, upon the request of a person entitled to call a special meeting of the Board of Directors, he shall give notice of any such special meeting. He shall keep the minutes of all meetings of the stockholders, the Board of Directors, or any committee established by the Board of Directors. The Secretary shall be responsible for the maintenance of all records of the Corporation and may attest documents on behalf of the Corporation. The Secretary shall perform such other duties as the Board, the Chairman of the Board, or the President and Chief Executive Officer may from time to time prescribe or delegate to him.

Section 8. TREASURER.

        The Treasurer shall be responsible for the control of the funds of the Corporation and the custody of all securities owned by the Corporation. The Treasurer shall perform such other duties as the Board, the Chairman of the Board, or the President and Chief Executive Officer may from time to time prescribe or delegate to him.

                                   Article VI

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 1. DIRECTORS AND OFFICERS.

        The Corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation. The Corporation may advance expenses to any such person incurred in defending any such action or proceeding upon terms and conditions, if any, deemed appropriate by the Board of Directors upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by the laws of the State of Delaware.


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Section 2. CONTRACT.

        The foregoing provisions of this Article VI shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this By-Law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole in part upon any such state of facts.

        The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article VI.

Section 3. OTHER PERSONS.

        The Board of Directors in its discretion shall have power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an employee or agent of the Corporation.

                                  Article VII

                                      SEAL

        The Corporate seal shall bear the name of the Corporation, the date 1990, and the words "Corporate Seal, Delaware".

                                  Article VIII

                                   AMENDMENTS

        Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting, notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may, by majority vote of those present at any meeting at which a quorum is present, amend these Bylaws, or


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enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.



                                                       ------------------------
                                                       Secretary


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